Exhibit 3.18

BY-LAWS OF

RPK ACQUISITION COMPANY, INC.

ARTICLE I. OFFICES

Section 1. Registered Officer and Agent. The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with the registered office.

Section 2. Other Offices. In addition to its registered office, the corporation may have offices at any other place or places as the board of Directors may from time to time select or as the business of the corporation may require or make desirable, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place within or without the State of Georgia.

Section 2. Annua1 Meetings. The annual meeting of the shareholders of the corporation shall be held on the third Tuesday of the third month following the end of the fiscal year of the corporation; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the Georgia Business Corporation Code (the “Code”) requires to be stated in the notice of the meeting.

Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, or upon the written request of one or more shareholders holding not less than twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such a call for a special meeting must describe the purpose or purposes for which it is to be held.

Section 4. Notice of Meeting. Unless waived as provided in Section 5 hereof, written notice stating the place, day and hour of each meeting, and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be delivered to each shareholder not less than ten (10) days (or not less than any such other minimum period of days as nay be prescribed by the Code) nor more than sixty (60) days before the date of the meeting either personally or by first class mail by, or at the direction of, the directors, the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the corporation’s current record of shareholders. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Code. When a meeting is adjourned to another time or place (as provided in Section 6 below), it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If, however, after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date.

Section 5. Waiver of Notice. A shareholder may waive any notice before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the Minutes or filing with the corporate records. A shareholder’s attendance at the meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Unless otherwise provided by these By-Laws or the Code, neither the business transacted nor the purpose or purposes of the meeting need be specified in the waiver.

Section 6. Adjournments. If a quorum (as defined in section 6 hereof) exists, any meeting of the shareholders (including an adjourned meeting) may be adjourned by the shareholders to reconvene at a specific time and place, but no later than 120 days after the data fixed for the original meeting unless the provisions of the Code concerning the selection of a new record date have been complied with. At any reconvened meeting within that tine period, any business may be transacted which could have been transacted at the adjourned meeting.

Section 7. Voting Group. Voting group means all shares of one or more classes or series that under the Articles of Incorporation or these By-Laws are entitled to vote and be counted together collectively on a matter at a meeting of the shareholders. All shares entitled by the Articles of Incorporation or these By-Laws to vote generally on the matter are for that purpose a single voting group.

Section 8. Quorum. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of the shareholders, the presence, in person or by proxy, at a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation or the Code provides otherwise. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 6 hereof.

Section 9. Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group for voting the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws, or the Code requires a greater number of affirmative votes. If the Articles of Incorporation or the Code provides for voting by two or more voting groups on a matter, action, on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by a voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the Articles of Incorporation or the Code, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

Section 10. Voting on Shares. Unless the Articles of Incorporation or the Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him or her, and if the ballot be cast by proxy, it also shall state that name of the proxy.

Section 11. Proxies. A shareholder entitled to vote pursuant to Section 10 hereof may vote in person or by proxy executed in writing by the shareholder or by his or her attorney-in-fact. It the validity of any proxy is questioned, it must be submitted to the secretary of the shareholder’s meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting, or, it appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference in the minutes of the meeting to the regularity of a proxy shall be received as prima facia evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

Section 12. Presiding Officer. The President shall serve as the Chairman of every shareholders’ meeting unless some other person is elected by the shareholders to serve as Chairman at the meeting.

Section 13. No Meeting Necessary, When. Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action or, if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the corporation for inclusion in the Minutes or filing with the corporate records. The corporation shall give written notice of actions taken as requested by the Code.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Functions and Definitions. The business and affairs of the corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors”, the “Board”, or “directors” notwithstanding that only one director may legally constitute the Board. The use of the phrase “entire Board” or “full Board” in these By-Laws refer to the total number of directors which the corporation would have if there were no vacancies.

Section 2. Qualifications and Number. Each director shall be at least eighteen years of age. A director need not be a shareholder of the corporation or a resident of the State of Georgia, unless otherwise provided in the Articles of Incorporation. The number of directors constituting the entire board shall be not less than one and not more than seven, the precise number to be fixed by resolution of the shareholders or of the Board of Directors from time to time.

Section 3. Election and Tenure. At the first annual meeting of the shareholders and at each annual meeting thereafter, directors shall be elected, and each shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Except as provided in Section 10 hereof, the directors shall be elected by a vote of the shareholders as set forth in Article II, Section 9 at each annual shareholders’ meeting or special meeting in lieu of the annual meeting.

Section 4. General Powers. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation, or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 5. Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders or a special meeting in lieu of the annual meeting, on the same date and at the same place as said meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of, the Board may be called at any time by the Chairman of the Board, the President, or by any two or more directors. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can simultaneously hear each other; and participation in such meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

Section 6. Notice and Waiver; Quorum. No notice shall be required for any regularly scheduled meeting of the directors. Notice of any special meeting of the Board of Directors shall be given to each director personally or by mail, telegram or cablegram addressed to him or her at his or her last known address, at least two days prior to the meeting. Such notice may be waived, either before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting for promptly upon his arrival), any such objection or objections to the transaction of business and does not thereafter vote for or assent to action taken at the meeting. A majority of the Board of Directors which has been prescribed by resolution of the shareholders or of the Board of Directors pursuant to Article III, Section 2 hereof shall constitute a quorum at any director’s meeting.

Section 7. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors nay be taken without a meeting if written consent or consents, setting forth the action so taken, shall be signed by all the directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 8. Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these By-laws require the vote of a greater number of directors. A director who is present at a meeting if the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered into the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9. Removal. Any one or more directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at any shareholders’ meeting with respect to which notice of such purpose has been given.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) the shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of director’s shall be filled in like manner as any other vacancy, but if filled by action of the Board of Directors shall only be for a term of office continuing until the next election of directors by shareholders and until the election and qualification of a successor.

Section 11. Distributions and Share Dividends. Unless the Articles of Incorporation provide otherwise, the Board of Directors may from time to time in its discretion authorize or declare distributions or share dividends in accordance with the Code. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation’s shares) or a share dividend the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

Section 12. Committees. In the discretion of the Board of Directors, said Board from time to time may elect or appoint, from its own members, an Executive Committee and one or more other committee as said Board may see fit to establish. Each such committee shall have and may exercise such authority and perform such functions as the Board by resolution may prescribe within the limitations imposed by law. The provisions of this Article III as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

Section 13. Compensation of Directors. The Board of Directors may determine from tine to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

ARTICLE IV. OFFICERS

Section 1. Selection. The officers of the corporation shall consist of a President (who shall be a director), a Secretary and a Treasurer, and any other officer or officers who may be appointed or elected by the Board of Directors or appointed by a duly appointed officer pursuant to these By-Laws. The Board of Directors shall from time to time create and establish the duties of the other officers. All officers shall be appointed by the Board of Directors or by a duly appointed officer, and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. Each officer, however appointed, shall serve for the ensuing year and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, or death. The same individual may hold more than one office in the corporation.

Section 2. Removal; Vacancies. All officers, however appointed, may be removed from office with or without cause at any time by the Board of Directors, and any officer appointed by another officer also may be removed by the appointing officer with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3. Compensation. The compensation of all executive officers of the corporation shall be fixed by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board of Directors, when and if elected, shall whenever present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board of Directors shall have all the powers of the President in the event of his or her absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his or her discretion, power and authority to supervise generally all the affairs of the corporation and the acts and conduct of all the officers of the corporation, and shall have such other duties as maybe conferred upon the Chairman of the Board of Directors.

Section 5. Vice President. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. If there be no Chairman of the Board elected, or in his or her absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. It shall be his or her duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He or she shall keep the Board of Directors fully advised of the affairs and condition of the corporation, and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employees and agents of the corporation other than officers, and any person thus hired shall be removable at his or pleasure.

Section 6. Vice President. The Vice President, if any, maybe designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability or absence of said President or the failure of said President to act for any reason, and when so designated, such Vice President shall exercise all the powers of the President in accordance with such designation. The Vice Presidents shall have such duties as may be required of, or assigned to, them by the Board of Directors, the Chairman of the Board or the President.

Section 7. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and the Board of Directors; to have custody of the corporate books, records, contracts, and other documents; to notify the shareholders and directors of meetings as provided by these by-laws; and to perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, President, Secretary or Board of Directors.

Section 8. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Chairman of the Board, the President and Board of Directors fully informed at all times as to the financial condition of the corporation; and shall perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the chairman of the Board, President, Treasurer or Board of Directors.

Section 9. Bonds. The Board of Directors may by resolution require any or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as may from time to time be required by the Board of Directors.

Section 10. Reimbursement by Officers. Any payments made to an officer of the corporation including but not limited to salary, commission, bonus, interest or rent, or entertainment expense incurred by his or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by the officer to the corporation to the full extent of any disallowance. It shall be the duty of the Board of Directors to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE V. CONTRACTS, ETC.

Section 1. Contracts, Deeds and Loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chairman of the Board, if elected, the President, any Vice President, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2. Proxies. The Chairman of the Board, if elected, or the President or any Vice President shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which this corporation may hold securities, and at any such meeting shall possess and say exercise any and all of the rights and powers incident to the ownership of such securities, and which as owner thereof the corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by him. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to designate.

ARTICLE VII. STOCK

Section 1. Authorization and Issuance of Stock. In accordance with the code, the Board of Directors may authorize shares of any class or series of stock provided for in the Articles of Incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the Articles of Incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares of stock.

Section 2. Certification of Stock. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the stock of the corporation which shall be in the form as the Board of Directors may from time to time adopt. Certificates of stock shall be consecutively numbered, shall be in registered form, shall indicate the date of issue, the name of the corporation, that it is organized under the laws of the state of Georgia, the name of the shareholder, the numbered class of shares, and the designation of the series, if any, the certificates represent. Each certificate shall be signed by any one of the Chairman of the Board, if elected, the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed to the certificate.

Section 3. Rights of Corporation With Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares of stock, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares or part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. Transfer of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall, be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of section 6 hereof shall have been complied with.

Section 5. Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 4 hereof, the corporation is under a duty to register the transfer of its shares only if:

(a) the certificate is endorsed by the appropriate person or persons; and

(b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

(c) the corporation has no duty to inquire into adverse claims or has discharged that duty; and

(d) any applicable law relating to the collection of taxes has been complied with, and

(e) the transfer is in fact rightful or is to a bona fide purchaser.

Section 6. Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in the manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors nay require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

Section 7. Record Date. For the purpose of determining shareholders entitled to notice of a shareholder’s meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, the date not to be more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholder’s meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

ARTICLE VIII. INDEMNIFICATION

Section 1. Definitions. As used in this Article, the term:

(a) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual, who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties upon, or otherwise, involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) “Expenses” includes attorneys’ fees.

(d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including the excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e) “Officer” means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trust, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or the participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(f) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2. Authority to Indemnify.

(a) Except as provides in subsections (d) and (e) hereof, the corporation may indemnity or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any original proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

(b) A director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a) hereof.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself determinative that the director or officer did not meet the standard of conduct set forth in subparagraph (a) hereof.

(d) The corporation shall not indemnify an officer or director under this Article in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, or (ii) any other proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her, unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to §14-2-854 of the Code that in view of the circumstances of the case, such director or officer is fairly and reasonable entitled to Indemnification

(e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 3. Advances for Expenses.

(a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

(i) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in subsection 2 (a) hereof; and

(ii) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article or otherwise.

(b) The undertaking required by subsection (a)(ii) hereof must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. Court-Ordered Indemnification and Advances for Expenses. Unless the Articles of Incorporation provide otherwise, a director or officer of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:

(a) The director or officer is entitled to mandatory indemnification under subsection 5(a) hereof (in which case the corporation shall pay the director’s or officer’s reasonable expenses incurred to obtain court ordered indemnification; or

(b) The director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in subsection 2(a) hereof or was adjudged liable as described in subsection 2(d) hereof (but if he or she was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the Articles of Incorporation or a by-law, contract, or resolution approved or ratified by the shareholders pursuant to Section 7 hereof provides otherwise); and

(c) In the case of advances for expenses, the director or officer is entitled, pursuant to the Articles of Incorporation, By-laws or any applicable resolution or agreement, to payment or reimbursement of his or her reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

Section 5. Determination and Authorization of Indemnification.

(a) Although indemnification of a director or officer under Section 2 hereof has been pre-authorized by a Board of Directors in the manner described in subsection 5(b) hereof, the corporation nevertheless shall not indemnify a director or officer under Section 2 hereof unless a separate determination has been made in the specific case that indemnification of such director or officer is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 2 hereof; provided, however, that regardless of the result or absence of any such determination, and unless limited the Articles of Incorporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense to any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he, or she is or was a director or officer, the corporation shall indemnify such director or officer against reasonable expenses incurred by him or her therein.

(b) The determination referred to in subsection 5(a) hereof shall be made, at the election of the Board of Directors:

(i) by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

(ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duty designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

(iii) by special legal counsel:

(1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

(2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(3) by the Shareholders; provided, that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

(c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee set the applicable standard of conduct under subsection 3(a) hereof. Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation’s indemnification of directors and officers hereunder. Nevertheless, evaluation as to the reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that the indemnification is permissible, as described in subsection 5(b)(iii) hereof, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 5(b)(iii) hereof to select counsel.

Section 6. Indemnification of Employees and Agents. Unless the corporation’s Articles of Incorporation provide otherwise, the corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer.

Section 7. Shareholder Approved Indemnification.

(a) Pursuant to §14-2-856, the corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding brought by or in the right of the corporation, without regard to the limitations in the other sections of this Article; provided, however, that such provisions shall be valid only if and to the extent they are consistent with this Article. The corporation shall not indemnity a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

(i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; or

(ii) for acts or emissions which involve International misconduct or a knowing violation of law; or

(iii) for the types of liability set forth in Section 14-2-037 of the Code; or

(iv) for any transaction from which he or she received an improper personal benefit.

(b) The corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i) the proposed indemnitee furnishes the corporation a written affirmation of his or her good faith, belief that his or her conduct does not constitute behavior of the kind described in clauses (i) - (iv) of subsection 7(a) hereof; and

(ii) the proposed indemnitee furnishes the corporation a written undertaking, executed personally, or in his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

Section 8. Liability Insurance. The corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the corporation or who, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by his or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify against the same liability under Section 2 or Section 3 hereof.

Section 9. Witness Fees. Nothing in this Article shall limit the corporation’s power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 10. Report to Shareholders. If the corporation indemnifies or advances expenses to a person in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders’ meeting.

Section 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division, or sentence) is held by a court of competent jurisdiction not be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

ARTICLE IX. MISCELLANEOUS

Section 1. Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books, and records of the corporation shall be open to the inspection of shareholders, except those as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books, and records which by law or determination of the Board of Directors shall be open to inspection. Without the prior approval of the board of Directors in their discretion, the right of inspection set forth in §14-2-1602(c) of the Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.

Section 2. Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

Section 3. Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.

Section 4. Financial Statements. In accordance with the Code, the corporation shall prepare and provide the shareholders as required the financial statements provided in the Code.

Section 5. Conflict with Articles of Incorporation. In the event that any provision of these By-Laws conflicts with any provisions of the Articles of Incorporation, the Articles of Incorporation shall govern.

Section 6. Subsidiaries. The corporation may from time to time have subsidiaries which may be authorized resolution of the Board of Directors. The shares of stock of any such subsidiary shall be voted by the President, or another officer designated in the resolution of the Board of Directors, who shall also serve as this corporation’s representation on the board of directors of the subsidiary corporation, along with such other persons appointed by this corporation’s Board of Directors.

ARTICLE X. AMENDMENT

The Board of Directors shall have the power to alter, amend, or repeal the By-Laws or adopt new By-Laws unless such power is reserved exclusively to the shareholders by the Articles of Incorporation or in by-laws previously adopted by shareholders, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted, by the shareholders. The shareholders may prescribe by expressing in the action they take in adopting any by-law or by-laws that any by-law or by-laws so adopted shall not be altered, amended or repealed by the Board of Directors.

The foregoing By-Laws were adopted and approved by the Board of Directors on March 1, 1991.

/s/ Robert P. Kirby
Robert P. Kirby, President